UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

TWIN VEE POWERCATS CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

 3101 S US Hwy 1

Fort Pierce, Florida 34982

August 17, 2026

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Twin Vee PowerCats Co.:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Twin Vee PowerCats Co., a Delaware corporation (“Twin Vee” or the “Company”). The meeting will be held on September 8, 2026 at 10:00 a.m. Eastern Time virtually at www.virtualshareholdermeeting.com/VEEE2026SM, for the following purposes:

(1)	to ratify and approve, in accordance with Section 204 of the General Corporation Law of the State of Delaware (the “DGCL”), the 1-for-37 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), effective as of 12:01 a.m. Eastern Time on May 4, 2026, in the State of Delaware and the corresponding Certificate of Validation to give effect to an amendment to the Company’s certificate of incorporation required to reflect the Reverse Stock Split on the records of the Secretary of State of the State of Delaware and to replicate certain aspects of the Reverse Stock Split under the DGCL as the same was purportedly effected in Nevada, as more fully described in the accompanying proxy statement (the “Ratification Proposal”);

(2)	to approve an amendment to the Twin Vee certificate of incorporation to change the name of our Company from Twin Vee PowerCats Co. to Twin Vee Bahama Co. (the “Name Change Proposal”); and

(3)	to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Ratification Proposal or the Name Change Proposal (the “Adjournment Proposal”).

Our Board of Directors recommends that you vote “FOR” the Ratification Proposal, “FOR” the Name Change Proposal, and “FOR” the Adjournment Proposal. The failure to approve the Ratification Proposal may leave us exposed to potential claims from USFM Corporation, stockholders, employees, business partners, other stakeholders, the Nasdaq Stock Market (“Nasdaq”), and other governmental and quasi-governmental agencies with respect to our potential failure to have properly implemented the publicly disclosed Reverse Stock Split, and could impact any strategic transaction that the Board may in the future determine is advisable, including, without limitation consummation of the previously announced sale of the Company to USFM Corporation. This could expose us to significant claims and could have a material adverse effect on our operations and liquidity, which could result in material business interruptions and our filing for bankruptcy or an involuntary petition for bankruptcy being filed against us.

We are seeking your approval of the Ratification Proposal in light of our recent discovery that the Company’s purported reincorporation to Nevada in April 2026 was invalid due to a failure to obtain the requisite stockholder approval required under Delaware law. Subsequent to the defective reincorporation transaction, on April 30, 2026, the Company purported to execute a reverse stock split with only Board approval, which was permitted under Nevada law but not under Delaware law. As described more fully under “Proposal 1 – Ratification Proposal – Background” in the accompanying proxy statement (the “Proxy Statement”), we are seeking your approval and ratification of the reverse stock split under Delaware law.

Our Board of Directors is submitting the Name Change Proposal to the stockholders because we believe that the name Twin Vee Bahama Co. more accurately describes our current corporate identity following our June 2025 acquisition of the premium brand Bahama Boat Works. While Section 242(d)(1) of the DGCL permits a Delaware corporation to amend its certificate of incorporation to approve a change in its corporate name without a vote of its stockholders, our Board of Directors has determined to seek stockholder approval of the proposed change in the Company’s name as a matter of good corporate governance.

The matters listed in this notice of meeting are described in detail in the Proxy Statement. The Board of Directors of the Company (the “Board”) has fixed the close of business on August 10, 2026 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Only stockholders or their proxy holders and Twin Vee guests may attend the meeting. The list of the stockholders of record as of the Record Date will be made available for inspection during the ten days preceding the meeting at the Company’s offices located at 3101 S US Hwy 1, Fort Pierce, Florida 34982. The proxy materials, including the Proxy Statement and proxy card, are being distributed and made available on or about August 17, 2026.

As described in the accompanying Proxy Statement, because there may be uncertainty regarding the validity or effectiveness of the Reverse Stock Split, the Board has approved the ratification of the Reverse Stock Split in accordance with Delaware law and is submitting the Ratification Proposal to the Company’s stockholders to eliminate such uncertainty. The Ratification Proposal is being submitted to stockholders pursuant to Section 204 of the General Corporation Law of the State of Delaware (the “DGCL”). Under Section 204 of the DGCL, stockholders of record as of May 4, 2026 (the effective date of the Reverse Stock Split), other than holders whose identities or addresses cannot be determined from our records, are being given notice of the Special Meeting, but are not entitled to attend the Special Meeting or vote on any matter presented at the Special Meeting unless they were also holders of the Company’s common stock as of the Record Date.

This notice and accompanying Proxy Statement constitute the notice required to be given to our stockholders under Section 204(d)(1) of the DGCL in connection with the Ratification Proposal. Under Section 204 of the DGCL, when a matter is submitted for ratification at a stockholder meeting, any claim that a defective corporate act ratified under Section 204 is void or voidable due to the failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that a ratification in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the time at which the ratification is approved by the stockholders. Accordingly, any claim that the Reverse Stock Split is void or voidable due to the failure to receive the requisite stockholder approval with respect to the Reverse Stock Split or that the Delaware Court of Chancery should declare, in its discretion, that the Reverse Stock Split should not be effective or should be effective only on certain conditions, must be brought within 120 days from the date on which the Certificate of Validation (as defined below) becomes effective (which date is anticipated to be September 8, 2026 if such Ratification Proposal is approved by the Company stockholders as provided for in the accompanying Proxy Statement).

Twin Vee is using the “full set delivery” method of providing paper copies of all of its proxy materials by mail. The proxy materials are also electronically available at www.proxyvote.com.

The Special Meeting will be held virtually to provide a consistent and convenient experience for all, regardless of location, while providing substantially the same rights as an in-person meeting. Your vote at the Special Meeting is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by internet, telephone or mail as described in the accompanying Proxy Statement.

On behalf of the Board of Directors and the employees of Twin Vee PowerCats Co. we thank you for your continued support and look forward to speaking with you at the Special Meeting.

/s/ Joseph C. Visconti
August 17, 2026	Joseph C. Visconti, Chairman of the Board of Directors, President and Chief Executive Officer

Your vote is important.

You are urged to attend the Special Meeting virtually at www.virtualshareholdermeeting.com/VEEE2026SM, but if you are unable to do so, the Twin Vee Board of Directors would appreciate you submitting a proxy to have your shares voted as promptly as possible by using the internet or telephone or by returning by mail the enclosed proxy card, dated and signed.

Twin Vee PowerCats Co.
3101 S. U.S. Highway 1
Fort Pierce, Florida 34982
(772) 429-2525

If you have any questions regarding the accompanying Proxy Statement or how to vote your shares, please contact our proxy solicitor D.F. King & Co., Inc., whose contact details are directly below:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Toll-Free: (800) 791-3320

E-mail: TwinVee@dfking.com

 3101 S US Hwy 1

Fort Pierce, Florida 34982

PROXY STATEMENT

For the Special Meeting of Stockholders to be held on September 8, 2026

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.001 par value per share, of Twin Vee PowerCats Co., a Delaware corporation (including its consolidated subsidiaries, referred to herein as “Twin Vee,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of Twin Vee (the “Board of Directors”) of proxies to be voted at our Special Meeting of Stockholders (the “Special Meeting”) to be held on September 8, 2026, beginning at 10:00 a.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/VEEE2026SM and at any adjournment or postponement of the Special Meeting. The purpose of the Special Meeting and the matters to be acted on are stated in the accompanying Notice of Special Meeting of Stockholders. The Board of Directors knows of no other business that will come before the Special Meeting.

The Board of Directors is soliciting votes for the following proposals:

(1)	to ratify and approve, in accordance with Section 204 of the General Corporation Law of the State of Delaware (the “DGCL”), the 1-for-37 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), effective as of 12:01 a.m. Eastern Time on May 4, 2026, in the State of Delaware and the corresponding Certificate of Validation to give effect to an amendment to the Company’s certificate of incorporation required to reflect the Reverse Stock Split on the records of the Secretary of State of the State of Delaware and to replicate certain aspects of the Reverse Stock Split under the DGCL as the same was purportedly effected in Nevada, as more fully described in this proxy statement (the “Ratification Proposal”);

(2)	to vote on a proposal to amend the Twin Vee certificate of incorporation to change the name of our Company from Twin Vee PowerCats Co. to Twin Vee Bahama Co. (the “Name Change Proposal”); and

(3)	to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Ratification Proposal or the Name Change Proposal (the “Adjournment Proposal”).

Our Board of Directors recommends that you vote “FOR” the Ratification Proposal, “FOR” the Name Change Proposal, and “FOR” the Adjournment Proposal. The proxy materials, including this proxy statement (this “Proxy Statement”) and proxy card, are being distributed and made available on or about August 17, 2026.

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors is soliciting your proxy to vote at the Special Meeting, including at any adjournments or postponements thereof, to be held on September 8, 2026 at 10:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/VEEE2026SM.

You are invited to attend the Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The purpose of the Special Meeting and the matters to be acted on are stated in the accompanying Notice of Special Meeting of Stockholders. The Board of Directors knows of no other business that will come before the Special Meeting.

Q:	When and where will the Special Meeting take place?

A:	In order to facilitate stockholder attendance, our Board of Directors has determined that our Special Meeting will be held virtually on September 8, 2026, at 10:00 a.m. Eastern Time, with no physical in-person meeting. You may attend the Special Meeting by visiting www.virtualshareholdermeeting.com/VEEE2026SM.

Q:	How do I attend the Special Meeting?

A:	We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You may attend the Special Meeting and vote your shares electronically via the internet at www.virtualshareholdermeeting.com/VEEE2026SM. To participate in the Special Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials.

Q:	What is the purpose of the Special Meeting?

A:	We are holding the Special Meeting for the following purposes, which are described in more detail below in this Proxy Statement:

(1) to ratify and approve, in accordance with Section 204 of the General Corporation Law of the State of Delaware (the “DGCL”), the 1-for-37 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), effective as of 12:01 a.m. Eastern Time on May 4, 2026, in the State of Delaware and the corresponding Certificate of Validation to give effect to an amendment to the Company’s certificate of incorporation required to reflect the Reverse Stock Split on the records of the Secretary of State of the State of Delaware and to replicate certain aspects of the Reverse Stock Split under the DGCL as the same was purportedly effected in Nevada, as more fully described in this Proxy Statement (the “Ratification Proposal”);

(2) to vote on a proposal to amend the Twin Vee certificate of incorporation to change the name of our Company from Twin Vee PowerCats Co. to Twin Vee Bahama Co. (the “Name Change Proposal”); and

(3) to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Ratification Proposal or the Name Change Proposal (the “Adjournment Proposal”).

Because there may be uncertainty regarding the validity or effectiveness of the Reverse Stock Split, the Board of Directors is submitting the Ratification Proposal to the Company’s stockholders to eliminate such uncertainty. The Ratification Proposal is being submitted to stockholders pursuant to Section 204 of the DGCL. Under Section 204 of the DGCL, stockholders of record as of May 4, 2026 (the effective date of the Reverse Stock Split), other than holders whose identities or addresses cannot be determined from our records, are being given notice of the Special Meeting, but are not entitled to attend the Special Meeting or vote on any matter presented at the Special Meeting unless they were also holders of our Common Stock, as of the Record Date.

Our Board of Directors is submitting the Name Change Proposal because we believe that the name Twin Vee Bahama Co. more accurately describes our current corporate identity following our June 2025 acquisition of the premium brand Bahama Boat Works.

Q:	What are some of the consequences if stockholders fail to approve the Ratification Proposal?

A:	If the Ratification Proposal is not approved by the requisite vote of our stockholders, the Ratification Proposal will not become effective in accordance with Section 204 of the DGCL, which provides for a non-exclusive method to ratify an act or transaction. The DGCL specifically states that compliance with Section 204 is not the exclusive means of ratifying any transaction or act. The failure to approve the Ratification Proposal may leave us exposed to potential claims that (a) the Reverse Stock Split did not receive requisite stockholder approval, (b) the Reverse Stock Split therefore was not validly adopted, (c) as a result, the Company’s outstanding stock should revert to the pre-split share numbers, (d) issuances of common stock or warrants, options, or other equity grants subsequent to the Reverse Stock Split may not be valid, and (e) we would not be able to validate our total outstanding shares of common stock in connection with any strategic transaction that our Board of Directors may determine is advisable, including, without limitation, the sale of the Company pursuant to the USFM Merger Agreement, any other business combination, merger or reverse merger, or a license or other disposition of corporate assets of the Company, or in connection with potential future transactions, including, without limitation, capital-raising transactions, exchanges of outstanding warrants, options, or other derivative securities, and other strategic transactions. Any inability to issue Common Stock in the future and any invalidity of past issuances of Common Stock could expose us to significant claims and have a material adverse effect on our operations and liquidity, which could result in material business interruptions and our filing for bankruptcy or an involuntary petition for bankruptcy being filed against us. Among other things, the Company avoided having its shares delisted from Nasdaq, in part, based on assertions the Company made to Nasdaq that it had legally consummated a reverse stock split.

Q:	When will I vote to approve and adopt the USFM Merger Agreement? When will the USFM Merger close? When will I receive shares of USFM Corporation common stock in exchange for my shares of Twin Vee stock?

A:	In connection with the previously announced proposed acquisition of the Company by USFM Corporation, USFM Corporation intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement of USFM Corporation and the Company. USFM Corporation and the Company will furnish or file other materials with the SEC in connection with the transactions contemplated by the USFM Merger Agreement. The Company will provide written notice of such subsequent meeting of stockholders pursuant to such separate proxy materials, which will be provided to Company stockholders in the future for purposes of seeking Company stockholder approval of the transactions contemplated by the USFM Merger Agreement. The definitive proxy statement related to such subsequent Company stockholder meeting will be sent or given to the stockholders of the Company and will contain important information about the proposed USFM Merger transaction and related matters. No stockholder proposal related to the USFM Merger Agreement will be presented to the Company’s stockholders at the Special Meeting referred to in this Proxy Statement. The USFM Merger closing date has not yet been determined. You will not receive any shares of USFM Corporation unless and until the transactions contemplated by the USFM Merger Agreement have been consummated in accordance with its terms. No assurances can be provided regarding the timing of the USFM Merger. No solicitation is being made herein with respect to the USFM Merger or the USFM Merger Agreement pursuant to this Proxy Statement. Please see the Current Report on Form 8-K filed by the Company with the SEC on July 13, 2026 and other filings that USFM Corporation and the Company will make with the SEC from time to time for more information regarding the USFM Merger and the subsequent Company stockholder meeting that will be called for purposes of approval of the USFM Merger.

Q:	Why am I receiving these materials?

A:	We have sent you these proxy materials because the Board of Directors of Twin Vee is soliciting your proxy to vote at the Special Meeting, including at any adjournments or postponements of the Special Meeting.

Q:	When were the proxy materials first sent to stockholders?

A:	The proxy materials, including this Proxy Statement and proxy card, are being first sent to stockholders on or about August 17, 2026.

Q:	Who can vote at the Special Meeting? How many shares are outstanding and how many votes is each share entitled to?

A:	Only holders of record of valid shares of Common Stock at the close of business on August 10, 2026 (the “Record Date”), will be entitled to vote at the Special Meeting. On the Record Date, there were 574,502 shares of Common Stock issued and outstanding and 561,689 shares entitled to vote after subtracting the 12,813 shares of Common Stock issued subsequent to the defective corporate acts referred to herein which may be deemed putative stock pursuant to Section 204(d)(5) of the DGCL and, therefore, ineligible to vote on the Ratification Proposal nor counted for quorum purposes on any vote to ratify such defective corporate act. Each share of Common Stock is entitled to one vote on each of Proposals 1, 2 and 3. Note that all outstanding share and other Common Stock information set forth in this Proxy Statement reflects the Reverse Stock Split, which is the subject of the Ratification Proposal. To the extent the Ratification Proposal is not approved by our stockholders or if the Reverse Stock Split is otherwise deemed void or ineffective, all of the outstanding share and other Common Stock information set forth herein would be incorrect.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares of Common Stock were registered directly in your name with Twin Vee’s transfer agent, Equiniti Trust Company LLC, then you are a stockholder of record. As a stockholder of record, you may directly vote your shares in person at the Special Meeting or submit a proxy to have your shares voted. Even if you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card or submit a proxy on the internet or telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares of Common Stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Q:	What information is contained in the Proxy Statement?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information.

Q:	Will I get electronic access to the proxy materials?

A:	Twin Vee is using the “full set delivery” method of providing paper copies of all of its proxy materials by mail. The proxy materials are also electronically available at www.proxyvote.com.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares (1) FOR the Ratification Proposal; (2) FOR the Name Change Proposal; and (3) FOR the Adjournment Proposal.

Q:	What shares can I vote?

A:	You may vote or cause to be voted all valid shares owned by you as of the close of business on August 10, 2026, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	How may I vote?

A:	With respect to Proposal 1, Proposal 2, and Proposal 3, you may vote FOR, AGAINST, or ABSTAIN.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may have your shares voted by proxy using the enclosed proxy card, or submit your proxy through the internet or by telephone. We urge you to have your shares voted by proxy to ensure your vote is counted.

	●	To have your shares of Common Stock voted using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, the proxyholder will vote your shares as you direct.

	●	To have your shares of Common Stock voted through a proxy submitted by the internet, go to www.proxyvote.com to complete an electronic proxy card. If you submit your proxy by telephone call 1-800-690-6903 in the United States or any foreign country and follow the instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your internet or telephonic proxy must be received by 11:59 p.m., Eastern Time on September 7, 2026 to be counted.

	●	You may also vote electronically at the Special Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/VEEE2026SM.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares of Common Stock registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Twin Vee. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each valid share of Common Stock you own as of August 10, 2026, the Record Date.

Q:	What happens if I do not vote?

A:	Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet or by telephone, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker or nominee that holds your shares of Common Stock does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, if you do not provide your broker with voting instructions, we expect that your broker will not vote your shares of Common Stock on Proposal 1 (Ratification Proposal) at the Special Meeting. However, Proposal 2 (Name Change Proposal) and Proposal 3 (Adjournment Proposal) constitute “routine” matters under the rules and interpretations of the NYSE. Therefore, brokers can exercise discretion and vote your shares of Common Stock absent your instructions on Proposal 2 (Name Change Proposal) and Proposal 3 (Adjournment Proposal).

Q:	What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:	If you are a record holder and return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, and in the discretion of the proxies for any other business as properly comes before the meeting.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time before the final vote at the Special Meeting. To change how your shares are voted or to revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Twin Vee PowerCats Co., 3101 S US Hwy 1, Fort Pierce, Florida 34982; (2) submit a later-dated proxy (either by mail, telephone or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; or (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date. You may also revoke your proxy if you are attending the Special Meeting virtually, you may change your vote electronically during the virtual meeting. Attendance at the virtual Special Meeting alone will not revoke your proxy.

For shares you hold beneficially, you may change your voting instructions by following the instructions provided by your broker or bank.

Q:	Who can help answer my questions?

A:	If you have any questions about the Special Meeting or how to vote, submit a proxy or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you should contact our proxy solicitor, D.F. King & Co., Inc., 28 Liberty Street, 53rd Floor, New York, New York 10005, (800) 791-3320, or TwinVee@dfking.com.

Q:	How are votes counted?

A:	With respect to Proposal 1, you may vote, FOR, AGAINST or ABSTAIN. If you ABSTAIN, it will have no impact on the outcome of this proposal since Proposal 1 will pass if a majority of votes cast vote in favor of Proposal 1.

With respect to Proposal 2, you may vote, FOR, AGAINST or ABSTAIN. On Proposal 2, if you ABSTAIN, it will have the same effect as a vote AGAINST this proposal.

With respect to Proposal 3, you may vote, FOR, AGAINST or ABSTAIN. On Proposal 3, if you ABSTAIN, it will have the same effect as a vote AGAINST the proposal.

If you provide specific instructions, your shares will be voted as you instruct.

Q:	What is a quorum and why is it necessary?

A:	Conducting business at the Special Meeting requires a quorum. A quorum will be present if stockholders holding at least 1/3 of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting are present at the Special Meeting in person or by proxy. The 12,813 shares of Common Stock issued subsequent to the date of the defective corporate acts referred to herein may be deemed putative stock pursuant to Section 204(d)(5) of the DGCL and, therefore, are ineligible to vote on the Ratification Proposal and may not be counted for quorum purposes on any vote to ratify such defective corporate acts (including the Ratification Proposal). Virtual attendance at the Special Meeting constitutes presence in person for purposes of a quorum at the Special Meeting. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Special Meeting virtually. If you are a beneficial owner whose shares of Common Stock are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority. This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. As noted elsewhere in this Proxy Statement, we expect Proposal 1 (Ratification Proposal) to be considered “non-routine” for NYSE purposes and, therefore, we expect that brokers will not vote any of your shares of Common Stock on Proposal 1 (Ratification Proposal) unless you provide your broker with specific voting instructions in accordance with the procedures created by your broker. However, Proposal 2 (Name Change Proposal) and Proposal 3 (Adjournment Proposal) are considered “routine” matters for NYSE purposes and, therefore, brokers may exercise discretion and vote your shares of Common Stock on Proposal 2 (Name Change Proposal) or Proposal 3 (Adjournment Proposal) absent your instructions. If there is no quorum, the Special Meeting may be adjourned to another date by the chairperson of the Special Meeting or the vote of the stockholders entitled to vote at the Special Meeting present at the meeting virtually or represented by proxy.

Q:	What is the voting requirement to approve each of the proposals?

A:	For Proposal 1 (Ratification Proposal) to be approved, the votes cast FOR Proposal 1 must exceed the votes cast AGAINST Proposal 1.

For Proposal 2 (Name Change Proposal) to be approved, it must receive the affirmative vote from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on that proposal. Accordingly, abstentions on this proposal will have the same effect as a vote AGAINST the proposal.

For Proposal 3 (Adjournment Proposal) to be approved, it must receive the affirmative vote from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on that proposal. Accordingly, abstentions on this proposal will have the same effect as a vote AGAINST the proposal. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned by the chairperson of the Special Meeting.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. Accordingly, if you do not direct your broker how to vote your shares of Common Stock on Proposal 1 (Ratification Proposal), we expect your broker may not exercise discretion and may not vote your shares on such proposal. However, we expect that Proposal 2 (Name Change Proposal) and Proposal 3 (Adjournment Proposal) will be “routine” matters and, therefore, your broker may exercise discretion in voting your uninstructed shares on Proposal 2 (Name Change Proposal) and Proposal 3 (Adjournment Proposal). If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares may not be authorized to vote your shares, which would result in “broker non-votes.” Broker non-votes will have no effect on Proposal 1 (Ratification Proposal), Proposal 2 (Name Change Proposal) or Proposal 3 (Adjournment Proposal). We do not expect broker non-votes for Proposals 2 or 3.

We encourage you to vote FOR each of Proposal 1 (Ratification Proposal), Proposal 2 (Name Change Proposal), and Proposal 3 (Adjournment Proposal).

Q:	What should I do if I receive more than one Proxy Statement?

A:	You may receive more than one Proxy Statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Statement. Please follow the voting instructions on all of the Proxy Statements to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the Special Meeting?

A:	We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days of the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	What happens if additional matters are presented at the Special Meeting?

A:	Other than the three (3) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxy holders, Joseph C. Visconti, our President and Chief Executive Officer, and Michael P. Dickerson, our Interim Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Twin Vee or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:	The Board of Directors is making this solicitation on behalf of Twin Vee, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, virtually, by telephone or by email or other electronic communication. We have also retained D.F. King & Co., Inc. to act as a proxy solicitor for a fee estimated to be $15,000, plus reimbursement of out-of-pocket expenses. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, email, text messages, and advertisement in periodicals and postings. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, text, mail, electronic mail or other means of communication the return of the proxy cards.

NOTICE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this Proxy Statement are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding the transactions contemplated by the USFM Merger Agreement, the consequences of a failure of stockholder approval of the Ratification Proposal (including any impact on (i) any future significant corporate transactions we may pursue or (ii) our operations and liquidity), as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to geopolitical, economic and market conditions. Additional information concerning these and other factors can be found in our filings with the SEC, including other risks, relevant factors, and uncertainties identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2026, and any other reports, registration statements, or other documents that we may file with the SEC. All forward-looking statements in this Proxy Statement are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

PROPOSAL 1

RATIFICATION PROPOSAL

The Board of Directors has determined that it is advisable, fair to and in the best interests of the Company and our stockholders to ratify, pursuant to Section 204 of the DGCL, the 1-for-37 reverse stock split of the Company’s authorized shares of Common Stock, effective as of 12:01 a.m. Eastern Time on May 4, 2026, in the State of Delaware and to approve the corresponding Certificate of Validation to give effect to an amendment to the Company’s certificate of incorporation required to reflect the Reverse Stock Split on the records of the Secretary of State of the State of Delaware. This ratification shall cause the Reverse Stock Split to be deemed effective as of 12:01 a.m. Eastern Time on May 4, 2026, the effective date of the Reverse Stock Split.

Background

Defective State of Nevada Reincorporation

On October 23, 2025, the Company issued a Notice of Annual Meeting of the Stockholders and filed proxy materials with the SEC related to the Company’s annual meeting of stockholders to be held on December 4, 2025. At such annual meeting of stockholders, among other things, Company stockholders were presented with a proposal (the “Nevada Reincorporation Proposal”) to approve the reincorporation of the Company from the State of Delaware to the State of Nevada by means of a conversion under Section 266 of the DGCL and Section 92A.120 of the Nevada Revised Statutes (the “NRS”). At the December 4, 2025 annual meeting of stockholders, 437,309 shares of Common Stock (representing approximately 19.5% of the then issued and outstanding 2,237,299 shares of Common Stock) voted FOR the Nevada Reincorporation Proposal, 88,498 shares of Common Stock voted AGAINST, 2,496 shares abstained and there were 661,214 broker non-votes for the Nevada Reincorporation Proposal. Section 266(b) of the DGCL states in relevant part that “[i]f a majority of the outstanding shares of stock of the corporation, entitled to vote thereon shall be voted for the adoption of the resolution, the conversion shall be authorized”. Because less than a majority of the outstanding shares of stock voted in favor of the Nevada Reincorporation Proposal, such proposal in fact was not properly adopted and approved by the Company’s stockholders and the Company never legally converted to a Nevada corporation under the DGCL. Because the Nevada Revised States require in relevant part that any conversion into a Nevada corporation must be approved in accordance with the laws of the company’s present jurisdiction, the conversion of the Company into a Nevada corporation was similarly ineffective under the NRS.

On April 10, 2026, the Company purported to effect its reincorporation from the State of Delaware to the State of Nevada through the filing of Articles of Conversion/Exchange/Merger and Articles of Incorporation in the State of Nevada, together with a Certificate of Conversion which was filed with the Secretary of State of the State of Delaware. On August 4, 2026, after discovering that the reincorporation was not approved by a sufficient number of shares of Common Stock in Delaware, the Company submitted for filing (a) a Certificate of Correction and a Certificate of Dissolution/Withdrawal Profit Corporation in the State of Nevada and (b) a Certificate of Correction in the State of Delaware, in each case, to revoke the previously-filed defective Articles of Conversion/Exchange/Merger and Articles of Incorporation and to render null and void the Certificate of Conversion, respectively. Separately, as described in this Proxy Statement, the Company is seeking stockholder approval to ratify the Reverse Stock Split as set forth in the Nevada articles of incorporation amendment filed with the State of Nevada on April 30, 2026, with an effective date of May 4, 2026, which purported to implement the Reverse Stock Split. In light of the defective corporate acts referred to above, the Company did not effectively reincorporate to Nevada. By virtue of the Certificate of Correction filed with the Secretary of State of the State of Delaware, the Company corrected its status as a Delaware corporation.

Defective Reverse Stock Split

On April 10, 2026, the Board of Directors approved the Reverse Stock Split by unanimous written consent. The Reverse Stock Split was effectuated pursuant to NRS 78.207 through Board approval alone by a proportionate decrease in both the authorized and issued and outstanding shares of the entire class. After the purported effective time of the Reverse Stock Split, the Company’s common stock began trading under the existing trading symbol “VEEE” on the Nasdaq Capital Market on a reverse split-adjusted basis when the market opened on May 4, 2026. At the effective time of the Reverse Stock Split, every 37 shares of common stock issued and outstanding automatically converted into one issued and outstanding share of common stock and the aggregate number of shares of Common Stock issued and outstanding was reduced by a corresponding proportion from approximately 19.6 million shares to approximately 0.5 million shares. In addition, as a result of the Reverse Stock Split, proportionate adjustments were made to the number of shares of common stock underlying the Company’s outstanding equity awards and warrants. The total number of shares of the Company’s preferred stock authorized for issuance under the Articles of Incorporation remained at 10,000,000. As permitted under NRS 78.205(2)(b), in connection with the Reverse Stock Split, the Company rounded up each fractional share that otherwise would have been issued as a result of the Reverse Stock Split by issuing, to any holder who would otherwise have received a fractional share, such additional fraction of a share as necessary to increase such resulting fractional share to a full share. However, notwithstanding such actions, the Reverse Stock Split was a defective corporate act because the Company was not a Nevada corporation at the time of approval of the Reverse Stock Split.

On April 30, 2026, the Company filed a Certificate of Change with the Nevada Secretary of State (the “Certificate of Change”) to amend the Nevada Articles of Incorporation then on file with the Nevada Secretary of State to effect a 1-for-37 reverse stock split of the Company’s authorized shares of common stock, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of common stock, effective as of 12:01 a.m. Eastern Time on May 4, 2026, purportedly pursuant to NRS 78.207. Because the Nevada reincorporation was not validly approved by the requisite vote of Company stockholders, as described more fully elsewhere in this Proxy Statement, the Company never legally became a Nevada corporation. As described in this Proxy Statement, following the correction of the Company’s state of incorporation to Delaware, the Company is seeking stockholder approval of the ratification of the Reverse Stock Split to effect such Reverse Stock Split under Delaware law, and the Reverse Stock Split is expected to be deemed to have been effective as of 12:01 a.m. Eastern Time on May 4, 2026 under applicable Delaware law. The ratification of the defective corporate act is being pursued pursuant to Section 204 of the DGCL and will not be effective unless and until the Company’s stockholders approve such ratification.

USFM Merger Agreement

On July 12, 2026, the Company, USFM Corporation, a Colorado corporation (“USFM”), and USFM Merger Sub Inc., a Nevada corporation and wholly-owned subsidiary of USFM (“Merger Sub”), entered into an Agreement and Plan of Merger (the “USFM Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “USFM Merger”), with the Company continuing as the surviving corporation in the USFM Merger as a wholly owned subsidiary of USFM. Please see the Company’s Current Report on Form 8-K, which was filed with the SEC on July 13, 2026 for more information regarding the USFM Merger.

Bylaw Amendment

On August 4, 2026, pursuant to Article V.E. of the Company’s certificate of incorporation, our Board of Directors approved an amendment to the Company’s bylaws to reduce the quorum required for stockholder meetings from a majority of the stock issued and outstanding to 1/3 of the stock issued and outstanding, in accordance with the DGCL. Such amendment to our bylaws will be filed on a Current Report on Form 8-K.

Board Approval of Ratification and Other Information

The Board of Directors, in consultation with counsel, has determined that the failure to approve the Reverse Stock Split in accordance with Delaware law may create uncertainty as to whether proper authority existed for the Company to effect the Reverse Stock Split. As a result, our Board of Directors has determined that it is advisable and in the best interests of the Company and our stockholders to ratify the Reverse Stock Split pursuant to Section 204 of the DGCL to eliminate any uncertainty related to the authority and effectiveness of this corporate act. If the Ratification Proposal is approved by our stockholders and becomes effective, the Reverse Stock Split will be deemed to have become effective for all purposes under the DGCL at 12:01 a.m. Eastern Time on May 4, 2026, which was the effective time for the Reverse Stock Split as purportedly effected in Nevada.

Under Section 155 of the DGCL, when an act or transaction would result in fractional shares outstanding and the corporation determines not to issue fractions of shares, the corporation may (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (iii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. As originally approved and effected, the Reverse Stock Split involved rounding up fractional shares into whole shares, a practice not permitted under Delaware law. Because of the complexity required to unwind any rounded-up shares, the Board has determined, with the advice of counsel, to provide in the Certificate of Amendment that will be attached to the Certificate of Validation in Delaware and as part of the ratification of the Reverse Stock Split that, with respect to any holder who would have been entitled to receive a fraction of a share as a result of the Reverse Stock Split, the 1-for-37 exchange ratio applicable to the Reverse Stock Split would be automatically adjusted solely with respect to such holder so that at the Effective Time, such holder would receive the next higher whole number of shares. This design will replicate the rounding-up of shares contemplated by the Nevada filings that purportedly effected the Reverse Stock Split while complying with the technical requirements of Delaware law.

Among other consequences, approval of the Ratification Proposal will (i) confirm that, at all times since the effective time at 12:01 a.m. Eastern Time on May 4, 2026, the Reverse Stock Split has been effective in a way that conforms in all respects to the terms of the Reverse Stock Split as purportedly approved and effected in Nevada, and (ii) facilitate potential future transactions, including, without limitation, capital-raising transactions, and strategic transactions, including, without limitation, the business combination contemplated by the USFM Merger Agreement, or any other disposition of corporate assets of the Company.

Information with respect to the Company’s business and financial condition (including its recent financial statements) is reflected in the Company’s annual report on Form 10-K, which was filed with the SEC on February 27, 2026, and the Company’s quarterly report on Form 10-Q, which was filed with the SEC on May 7, 2026. We will provide, without charge, to each stockholder to whom this Proxy Statement is delivered, upon written or oral request, a copy of such Form 10-K and Form 10-Q. Requests should be directed to: Corporate Secretary, Twin Vee PowerCats Co., 3101 S US Hwy 1, Fort Pierce, Florida 34982, or by telephone at (772) 429-2525. Such documents can also be obtained free of charge on the SEC’s website at www.sec.gov.

Our Board Has Approved the Ratification Proposal

Section 204 of the DGCL allows a Delaware corporation to ratify a “defective corporate act” that was void or voidable as a result of a “failure of authorization” (as each such term is defined in Section 204). On August 4, 2026, our Board of Directors determined that it would be advisable and in the best interests of the Company and its stockholders to ratify the approval of the Reverse Stock Split to eliminate any uncertainty related to its validity or effectiveness of the Reverse Stock Split and adopted, among other things, the resolutions attached hereto in excerpted form as Appendix A (such resolutions are incorporated herein by reference) approving matters related to the ratification of the Reverse Stock Split. Pursuant to Section 204(c) of the DGCL, if the defective corporate act to be ratified would have required stockholder approval (whether pursuant to the DGCL, the applicable certificate of incorporation or bylaws, or any provision of a plan or agreement to which the corporation is a party) as of the time of such defective corporate act, ratification of such defective corporate act must be submitted to the holders of valid shares of capital stock of the corporation for adoption and approval. At any meeting convened for the purposes of approving the ratification of a defective corporate act, the quorum and voting requirements applicable to the ratification vote shall be the requirements applicable to approval of the underlying corporate act. In accordance with Section 204, the Board of Directors has directed that the ratification of the Reverse Stock Split be submitted to the stockholders for adoption and approval in accordance with, among other things, Section 204 and Section 242(d)(2) of the DGCL, and has recommended that our stockholders approve the Ratification Proposal for purposes of Section 204. The 12,813 shares of Common Stock issued subsequent to the date of the defective corporate acts referred to herein may be deemed putative stock pursuant to Section 204(d)(5) of the DGCL and, therefore, are ineligible to vote on the Ratification Proposal and may not be counted for quorum purposes on any vote to ratify such defective corporate acts (including the Ratification Proposal).

Filing of a Certificate of Validation

Subject to the receipt of the required vote of the stockholders to approve the Ratification Proposal, we expect to file a certificate of validation to give effect to an amendment to the Company’s Delaware certificate of incorporation to give effect to the Reverse Stock Split in all respects with the Secretary of State of the State of Delaware (the “Certificate of Validation”) promptly after the adjournment of the Special Meeting. The filing date of the Certificate of Validation with the Secretary of State will be the validation effective time of the Ratification Proposal within the meaning of Section 204 of the DGCL.

Retroactive Ratification of the Reverse Stock Split

Subject to filing and effectiveness of the Certificate of Validation, if the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting on September 8, 2026, it should eliminate any possible uncertainty as to whether the Reverse Stock Split is void or voidable as a result of the potential failure of authorization described above, and the Reverse Stock Split will be deemed to have been effective as of 12:01 a.m. Eastern Time on May 4, 2026, the effective time of the purported Reverse Stock Split in Nevada.

Time Limitations on Legal Challenges to the Ratification Proposal

If the Ratification Proposal becomes effective, under the DGCL, any claim that (a) the Reverse Stock Split ratified pursuant to the Ratification is void or voidable due to a failure of authorization, or (b) the Delaware Court of Chancery should declare in its discretion that the Reverse Stock Split not be effective or be effective only on certain conditions, must be brought within 120 days from the date on which the Certificate of Validation becomes effective, which date is anticipated to be September 8, 2026, if the Ratification Proposal is approved at such meeting.

Consequences if the Ratification Proposal is Not Approved by Our Stockholders

If the Ratification Proposal is not approved by the requisite vote of our stockholders, the ratification of the Reverse Stock Split will not become effective in accordance with Section 204, which provides for a non-exclusive method to ratify an act or transaction. The DGCL specifically states that compliance with Section 204 is not the exclusive means of ratifying any transaction or act. The failure to approve the Ratification Proposal may leave us exposed to potential claims that (a) the Reverse Stock Split did not receive requisite stockholder approval, (b) the Reverse Stock Split therefore was not validly adopted, (c) as a result, the Company’s outstanding stock should revert to the pre-split share numbers, (d) issuances of common stock or warrants, options, or other equity grants subsequent to the Reverse Stock Split may not be valid, and (e) we would not be able to validate our total outstanding shares of common stock in connection with any strategic transaction that our Board of Directors may determine is advisable, including, without limitation, the sale of the Company pursuant to the USFM Merger Agreement, any other business combination, merger or reverse merger, or a license or other disposition of corporate assets of the Company, or in connection with potential future transactions, including, without limitation, capital-raising transactions, exchanges of outstanding warrants, options, or other derivative securities, and other strategic transactions. Any inability to issue Common Stock in the future and any invalidity of past issuances of Common Stock could expose us to significant claims and have a material adverse effect on our operations and liquidity, which could result in material business interruptions and our filing for bankruptcy or an involuntary petition for bankruptcy being filed against us. Among other things, the Company avoided having its shares delisted from Nasdaq, in part, based on assertions the Company made to Nasdaq that it had legally consummated a reverse stock split.

Interests of Twin Vee Directors and Executive Officers in Proposal 1

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in Proposal 1 except for the following interests related to the USFM Merger Agreement: (a) Joseph C. Visconti (i) is the Chairman of the Board, Chief Executive Officer, and President of the Company, (ii) beneficially owns approximately 1.9% of the outstanding shares of Common Stock and (iii) has submitted a non-binding letter of intent, with other members of the Company’s management, to enter into a strategic business transaction with the Company; (b) Preston Yarborough (i) is the Vice President and Director of the Company, (ii) beneficially owns approximately 0.17% of the outstanding shares of Common Stock and (iii) has submitted a non-binding letter of intent, with other members of the Company’s management, to enter into a strategic business transaction with the Company; (c) Kevin Schuyler (i) is a member of the Board and the Special Committee of the Board of Directors (the “Special Committee”), (ii) beneficially owns approximately 0.17% of the outstanding shares of the Common Stock, and (iii) will be appointed to the board of directors of USFM at closing of the USFM Merger and will be entitled to certain compensation and other benefits in connection with such directorship; (d) Larry Swets Jr. (i) is a member of the Board and the Special Committee, (ii) beneficially owns approximately 1.2% of the outstanding shares of the Common Stock and approximately 10.72% of the outstanding equity securities of USFM, and (iii) is the Chairman of the Board of Directors of Greenland Energy Company (“GEC”), whose Chief Executive Officer and Director (Mr. Robert Price) also serves as the Chief Executive Officer of USFM; (e) Carol Craig (i) will be appointed to the board of directors of USFM at closing of the USFM Merger and will be entitled to certain compensation and other benefits in connection with such directorship and (ii) is a member of the Board of Directors of GEC; and (f) on July 11, 2026, Michael P. Dickerson, the Company’s Interim Chief Financial Officer, received a grant of 3,970 Restricted Stock Units, which may be a putative stock issuance whose ratification is dependent on the ratification of the Reverse Stock Split.

Vote Required; Recommendation of the Board of Directors

Approval of the Ratification Proposal requires votes present in person or by proxy and entitled to vote at the Special Meeting and cast “FOR” the Ratification Proposal to exceed the votes cast “AGAINST” the Ratification Proposal, assuming presence of a quorum at the meeting. Accordingly, abstentions on this proposal will have no effect on the outcome of this proposal. Because this is considered a non-routine matter, brokers may not exercise their discretion to vote uninstructed shares on this proposal. If the broker or nominee that holds your shares of Common Stock does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter. Note that the 12,813 shares of Common Stock issued subsequent to the date of the defective corporate acts referred to herein may be deemed putative stock pursuant to Section 204(d)(5) of the DGCL and, therefore, are ineligible to vote on the Ratification Proposal and may not be counted for quorum purposes on any vote to ratify such defective corporate acts (including the Ratification Proposal).

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION PROPOSAL.

PROPOSAL 2

NAME CHANGE PROPOSAL

Background

On June 6, 2025, we announced that the Company, a manufacturer, distributor, and marketer of power sport boats, announced the acquisition of Bahama Boat Works, uniting two renowned legacies in the marine industry. The iconic Bahama brand, long celebrated for its unmatched craftsmanship, timeless aesthetic, and dedication to producing some of the finest offshore fishing vessels, will continue to uphold these standards under Twin Vee’s ownership. On March 25, 2026, we announced the first delivery of a Bahama Boat Works vessel under Twin Vee’s ownership. In light of the importance of the Bahama brand to Twin Vee, our Board of Directors believed that updating its corporate name would be important to our branding and marketing efforts.

What Are You Voting On?

We are asking our stockholders to approve an amendment to the Company’s certificate of incorporation (the “Charter Amendment”) in the form attached hereto as Appendix B to change the Company’s name to Twin Vee Bahama Co. by passing the following resolution:

“RESOLVED, by special resolution that the certificate of incorporation of the Company be amended by the Amendment to Certificate of Incorporation attached hereto as Appendix B.”

While Section 242(d)(1) of the DGCL permits a Delaware corporation to amend its certificate of incorporation to approve a change in its corporate name without a vote of its stockholders, our Board of Directors has determined to seek stockholder approval of the proposed change in the Company’s name as a matter of good corporate governance.

Corporate Name

We believe that changing the name of our company to “Twin Vee Bahama Co.” is the natural evolution of where we are today and where we intend to go in the future following our June 2025 acquisition of Bahama Boat Works. We believe that our corporate identity must evolve to include our strategic direction. Consequently, we believe that changing our name to “Twin Vee Bahama Co.” is the next step in our own journey and more accurately reflects how we see our company’s transition with Twin Vee and newly acquired premium brand Bahama Boat Works operating under common ownership.

Our common stock is currently listed for trading on Nasdaq under the symbol “VEEE”, and will continue to be listed under this symbol whether or not the amendment is approved and the name change becomes effective.

If the name change becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will stockholders be required to exchange outstanding stock certificates for new stock certificates as a result of the name change. After the name change, all newly issued and transferred shares will bear the name “Twin Vee Bahama Co.”

If the name change is not approved, we may elect not to file the Charter Amendment and the name of our Company may remain unchanged. In making this recommendation, our Board is retaining the ability to, without further vote by our stockholders, delay or abandon the proposed name change at any time if the Board concludes that such action would be in the best interests of the Company and our stockholders. In addition, as noted above, Section 242(d)(1) of the DGCL permits a Delaware corporation to change its corporate name without stockholder approval. Therefore, if the Name Change Proposal is not approved by our stockholders, the Company might determine to proceed with the change in the Company’s corporate name in compliance with Delaware law without stockholder approval. Although, the will of the stockholders will be considered by the Company before proceeding with any change in corporate name upon any failure to receive stockholder approval therefor.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in Proposal 2 that is not shared by all of our other stockholders.

Vote Required

For Proposal 2 (Name Change Proposal) to be approved, it must receive the affirmative vote “FOR” the proposal from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal. Accordingly, abstentions on this proposal will have the same effect as a vote “AGAINST” the proposal. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned by the chairperson of the Special Meeting. Because this is considered a routine matter, brokers may exercise their discretion to vote uninstructed shares on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NAME CHANGE PROPOSAL.

PROPOSAL 3

ADJOURNMENT PROPOSAL

General

If we fail to receive a sufficient number of votes to approve the Ratification Proposal or the Name Change Proposal, we may propose to adjourn the Special Meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve the Ratification Proposal or the Name Change Proposal. We currently do not intend to propose adjournment of the Special Meeting if there are sufficient votes to approve the Ratification Proposal and the Name Change Proposal. If our stockholders approve this proposal, the Board of Directors could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Ratification Proposal or the Name Change Proposal, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

Interest of Certain Persons in Matters to Be Acted Upon

Except for the interests identified above with respect to Proposal 1, no director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in Proposal 3 that is not shared by all of our other stockholders.

Vote Required

For Proposal 3 (Adjournment Proposal) to be approved, it must receive the affirmative vote “FOR” the proposal from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal. Accordingly, abstentions on this proposal will have the same effect as a vote “AGAINST” the proposal. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned by the chairperson of the Special Meeting. Because this is considered a routine matter, brokers may exercise their discretion to vote uninstructed shares on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of August 10, 2026, the Record Date, by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

●	each of the named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

As of August 10, 2026 (the Record Date), there were 574,502 shares of Common Stock issued and outstanding and 561,689 shares entitled to vote after subtracting the 12,813 shares of Common Stock issued subsequent to the defective corporate acts referred to herein which may be deemed putative stock pursuant to Section 204(d)(5) of the DGCL and, therefore, ineligible to vote on the Ratification Proposal nor counted for quorum purposes on any vote to ratify such defective corporate act. Note that all outstanding share and other Common Stock information set forth in this Proxy Statement reflects the Reverse Stock Split, which is the subject of the Ratification Proposal.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of options, warrants or other rights that are either immediately exercisable or exercisable on or before October 9, 2026, which is approximately 60 days after the Record Date. For purposes of the SEC rules, these shares of Common Stock are deemed to be outstanding and beneficially owned by the person holding those options, warrants, or other rights for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twin Vee PowerCats Co. 3101 S. US-1 Ft. Pierce, Florida 34982.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Joseph C. Visconti (1)	10,916	1.9%
Preston Yarborough(2)	1,026	*
Michael P. Dickerson	4,188	*
Kevin Schuyler(3)	963	*
Larry Swets, Jr.	6,757	1.2
Carol Craig	0	0
All current executive officers and directors as a group (6 persons)	23,850	4.1
Lincoln Alternative Strategies LLC 404 Washington Ave., Suite 650 Miami Beach, FL 33139(4)	37,606	6.5
Clamantis Holdings LLC 270 Taconic Rd Greenwich, CT 06831(5)	31,937	5.6

* Represents beneficial ownership of less than one percent.

(1)	Mr. Visconti owns an aggregate of 7,106 shares of common stock and options to purchase an aggregate of 4,471 shares of common stock, of which options to purchase an aggregate of 3,810 shares of common stock will vest and be exercisable within 60 days of August 10, 2026.

(2)	Mr. Yarborough owns an aggregate of 104 shares of common stock and options to purchase an aggregate of 1,042 shares of common stock, of which options to purchase an aggregate of 922 shares of common stock will vest and be exercisable within 60 days of August 10, 2026.

(3)	Mr. Schuyler owns an aggregate of 845 shares of common stock and options to purchase an aggregate of 118 shares of common stock, all of which will vest and be exercisable within 60 days of August 10, 2026.

(4)	Based on information contained in a Schedule 13G filed with the SEC by Lincoln Alternative Strategies LLC on March 25, 2026 with respect to holdings of Twin Vee Common Stock as of March 23, 2026, Lincoln Alternative Strategies LLC had sole voting and sole dispositive power over 1,391,430 shares (or 37,606 shares after reflecting the 1-for-37 reverse stock split) and shared voting and shared dispositive power over 0 shares.

(5)	Based on information contained in a Schedule 13G filed with the SEC by Clamantis Holdings LLC on March 24, 2026 with respect to holdings of Twin Vee Common Stock as of March 2, 2026, Clamantis Holdings LLC had sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 1,181,674 shares (or 31,937 after reflecting the 1-for-37 reverse stock split).

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS (“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Twin Vee stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Twin Vee PowerCats Co., Attention: Corporate Secretary, 3101 S US Hwy 1, Fort Pierce, Florida 34982 or by calling us at (772) 429-2525. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

FUTURE STOCKHOLDER PROPOSALS

With respect to proposals to be included in our proxy statement for our 2026 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline to submit such proposals (set forth in our last annual meeting proxy statement) was June 27, 2026 and has passed. If the date of the 2026 Annual Meeting changes by 30 days or more from the one year anniversary of the 2025 Annual Meeting, a new deadline will be announced in a Current Report on Form 8-K that the Company will file with the SEC, which then stockholders wishing to present proposals for consideration pursuant to Rule 14a-8 must submit their proposals within a reasonable time before the Company begins to print and send its proxy materials for the 2026 Annual Meeting. Only proper proposals under Rule 14a-8 which are timely received will be included in the Proxy Statement for our 2026 Annual Meeting.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2026 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2026 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above on the cover page of this proxy statement not later than 45th day nor earlier than 75th days before the first anniversary of the date we first mail our proxy materials or notice of availability of proxy materials for the preceding year’s annual meeting. Therefore, to be timely, we must receive notice no earlier than August 6, 2026 and no later than September 3, 2026. However, if the date of the annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s annual meeting, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. In addition, the stockholder must comply with the requirements set forth in our Bylaws and the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal or nomination and each proposal or nomination that such stockholder intends to present at the 2026 Annual Meeting. In addition, the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal and each proposal and nomination that such stockholder intends to present at the 2026 Annual Meeting. All proposals should be addressed to the Corporate Secretary, Twin Vee PowerCats Co., 3101 S US Hwy 1, Fort Pierce, Florida 34982. In addition, to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 3, 2026. If such meeting date is changed by more than 30 days before or after December 4, 2026, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Twin Vee knows of no other matters to be presented for stockholder action at the Special Meeting. However, if any other matter is properly brought before the Special Meeting for action by the stockholders, proxies in the enclosed form returned to Twin Vee will be voted in accordance with the discretion of the proxyholders.

By order of the Board of Directors,

/s/ Joseph C. Visconti
Joseph C. Visconti Chairman of the Board of Directors, President and Chief Executive Officer

Fort Pierce, Florida

August 17, 2026

 Appendix A

BOARD RESOLUTIONS

DE Correction; Ratification of Reverse Split

WHEREAS: (a) On April 7, 2026, the Company filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”) a Certificate of Conversion (the “DE Certificate of Conversion”), (b) on April 9, 2026, the Company filed with the Secretary of State of the State of Nevada (the “NV Secretary of State”) Articles of Conversion/Exchange/Merger (the “NV Certificate of Conversion” and, together with the DE Certificate of Conversion, the “Conversion Certificates”), in each case, which purported to give effect to the conversion of the Company from a Delaware corporation to a Nevada corporation (the “Reincorporation”), and (c) on April 9, 2026, the Company filed with the NV Secretary of State, Articles of Incorporation (the “NV Articles”) which purported to reflect the incorporation of the Company in Nevada.

WHEREAS: Prior to the filing of the Conversion Certificates and the NV Articles, (a) the Conversion Certificates and the NV Articles were approved and declared advisable by the Board at a duly called and convened meeting thereof, (b) the conversion of the Company from Delaware to Nevada was submitted to the Company’s stockholders for approval thereof at the Company’s annual meeting of stockholders held on December 4, 2025 (the “2025 Annual Meeting”), and (c) approximately 19.5% of the outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), entitled to vote thereon at the 2025 Annual Meeting voted “FOR” the conversion at the 2025 Annual Meeting.

WHEREAS: Following Board approval thereof, on April 30, 2026, the Company filed with the NV Secretary of State a Certificate of Change Pursuant to NRS 78.209 (the “NV Articles Amendment”), which purported to effect a 1-for-37 reverse stock split (the “Reverse Stock Split”) of the Common Stock.

WHEREAS: Because the Reverse Stock Split did not require stockholder approval under Nevada law, the Reverse Stock Split was not presented by the Board to the Company’s stockholders for approval prior to implementation thereof.

WHEREAS: In connection with the Company’s preparation for the closing of the transactions contemplated by that certain Agreement and Plan of Merger that the Company entered into with USFM Corporation on July 12, 2026 (the “USFM Merger Agreement”), the Company identified an error in the Company’s previous understanding (based on advice of prior outside counsel) of the applicable Delaware stockholder voting standard required to approve the Reincorporation.

WHEREAS: As a result of identifying such inaccuracy in the Delaware voting standards applicable to the Reincorporation, a question was raised regarding the validity of the filing and the effectiveness of the Conversion Filings, the NV Articles, the NV Articles Amendment, and the Reverse Stock Split.

WHEREAS: In light of the foregoing, the Board has determined that (a) the Conversion Certificates, NV Articles, and purported Reincorporation shall not be ratified, but rather shall be corrected and withdrawn to restore the Company’s status as a Delaware corporation, (b) the Reverse Stock Split and the Specified Stock Issuances (as defined below) may constitute defective corporate acts (as defined in Section 204(h) of the DGCL) and, subject to the filing and effectiveness of the Conversion Certificates, shall be ratified pursuant to Section 204 of the DGCL as acts of the Company while a Delaware corporation, (c) the Company shall file a Certificate of Correction in the State of Delaware to withdraw the DE Certificate of Conversion, and (d) the Company shall file a Certificate of Dissolution/Withdrawal Profit Corporation and a Certificate of Correction with the NV Secretary of State to revoke the previously-filed defective Articles of Conversion/Exchange/Merger and Articles of Incorporation (the ratification of the Reverse Stock Split and the Specified Stock Issuances, together with the correction and withdrawal of the Conversion Certificates and NV Articles, collectively, the “Ratification”).

APPENDIX A - 1

WHEREAS: Any claim that any defective corporate acts referenced herein being ratified under Section 204 of the DGCL is void or voidable due to the failure(s) of authorization, or that the Delaware Court of Chancery should declare in its discretion that the ratification thereof in accordance with Section 204 of the DGCL should not be effective or be effective only on certain conditions, must be brought within 120 days from the validation effective time (which in the case of the ratification of the Reverse Stock Split shall be the date on which the Certificate of Validation in respect of the Reverse Stock Split (the “Certificate of Validation”) is filed with the DE Secretary of State and becomes effective in accordance with the DGCL and in the case of the other defective corporate acts ratified by the Board hereby (including the Specified Stock Issuances) shall be the date these resolutions have been duly approved and adopted by the Board).

NOW, THEREFORE, IT IS RESOLVED: That the Board hereby approves and declares advisable and in the best interests of the Company and its stockholders to approve the Certificate of Correction in the form attached hereto as Exhibit A, with any changes or modifications approved by any officer of the Company, such approval to be conclusively evidenced by the filing of such Certificate of Correction with the DE Secretary of State, which Certificate of Correction will render null and void the DE Certificate of Conversion filed with the DE Secretary of State on April 7, 2026.

RESOLVED FURTHER: That the filing of the Certificate of Correction with the DE Secretary of State is warranted because the Certificate of Conversion is an inaccurate record of corporate action, in that it certifies that the Conversion was approved in accordance with the DGCL.

RESOLVED FURTHER: That the Board hereby determines that it is advisable and in the best interests of the Company and its stockholders to approve the ratification of the defective corporate acts described in the above recitals pursuant to the common law doctrine of ratification and Section 204 of the DGCL, in each case, to the fullest extent permitted by law.

RESOLVED FURTHER: That, subject to the filing and effectiveness of the Certificate of Correction with the DE Secretary of State, the ratification of Reverse Stock Split pursuant to Section 204 of the DGCL and the common law doctrine of ratification be, and hereby is, approved, adopted, confirmed, and ratified in all respects.

RESOLVED FURTHER: That the failure of authorization in respect of the Reverse Stock Split that is being ratified hereby was the failure of the Company to approve the Reverse Stock Split in accordance with the laws applicable to the Company at the time the Reverse Stock Split was approved.

RESOLVED FURTHER: That the Board hereby approves and declares advisable the filing of a Certificate of Validation in substantially the form attached hereto as Exhibit B (the “Certificate of Validation”), with any changes thereto approved by any officer of the Company, such approval to be conclusively evidenced by the filing of the Certificate of Validation with the DE Secretary of State, in accordance with Sections 204(e) and 103 of the DGCL, which Certificate of Validation shall contain all information required to be included pursuant to Section 204(e) of the DGCL and shall include as an exhibit thereto and part thereof a Certificate of Amendment containing all of the information required to be included under Section 242 of the DGCL to give effect to the Reverse Stock Split.

FURTHER RESOLVED, that the Certificate of Amendment attached as an exhibit to the Certificate of Validation, which certificate will contain all of the information required to be included under Section 242 of the DGCL to give effect to the Reverse Stock Split, shall be deemed to have become effective as of May 4, 2026, at 12:01 a.m. Eastern Time.

RESOLVED FURTHER: That, subject to the approval of the ratification of the Reverse Stock Split by the requisite vote of the holders of Common Stock entitled to vote thereon as further described herein, the officers of the Company be, and each hereby is, authorized, empowered and directed, for and on behalf of the Company, to execute and file or cause to be filed with the Secretary of State the Certificate of Validation and any other applicable certificate of validation in respect of the ratification of each such act, with each such certificate containing such information and being in such form as is prescribed by Section 204 of the DGCL, in each case, with any changes thereto approved by any officer of the Company, such approval to be conclusively evidenced by the filing of such certificates with the DE Secretary of State.

APPENDIX A - 2

RESOLVED FURTHER: That, at any time before the validation effective time (as defined in DGCL Section 204(h)) with respect to the ratification of the Reverse Stock Split contemplated hereby, the Board may abandon such ratification (including any filing of a Certificate of Validation or related charter filing), before or after any stockholder approval thereof, without further action by the Company’s stockholders, to the fullest extent permitted by law.

Defective Issuances

WHEREAS: Subsequent to the filing of the NV Articles Amendment, the Company issued shares of capital stock through equity grants and warrant exercises in the amounts, on the dates, and to the individuals listed on Exhibit C hereto (the “Specified Stock Issuances”), which Specified Stock Issuances may also constitute defective corporate acts in light of the uncertainty regarding the validity of the Conversion Filings, NV Articles, NV Articles Amendment, and the Reverse Stock Split.

WHEREAS: Because the Specified Stock Issuances were defective corporate acts and the shares of Common Stock issued thereby were of a class or series not then authorized for issuance by the Company’s applicable certificate of incorporation, the Specified Stock Issuances constituted overissues (as such term is defined in Section 204(h) of the DGCL) and the shares of Common Stock listed on Exhibit C are putative stock (as such term is defined in section 204(h) of the DGCL).

NOW, THEREFORE, IT IS RESOLVED: That the Board hereby determines that it is advisable and in the best interests of the Company and its stockholders to approve the ratification of the Specified Stock Issuances described in the above recitals pursuant to the common law doctrine of ratification and Section 204 of the DGCL, in each case, to the fullest extent permitted by law.

RESOLVED FURTHER: That the number and type of shares of putative stock issued and the dates upon which such shares were awarded or issued are set forth in the foregoing recitals and on Exhibit C, hereto, and are incorporated herein by reference

RESOLVED FURTHER: that the nature of the failure of authorization in respect of the Specified Stock Issuances was the failure of the Board to approve such issuances in accordance with Section 152 of the DGCL and the failure of the Board to provide for issuance of a class of stock then authorized for issuance by the Company’s applicable certificate of incorporation.

RESOLVED FURTHER: That, subject to and expressly conditioned on the filing and effectiveness with the DE Secretary of State of (a) the Certificate of Correction and (b) the Certificate of Validation, the Board hereby ratifies, confirms, approves, and authorizes the ratification of the Specified Stock Issuances.

RESOLVED FURTHER: That pursuant to Section 204(f)(2) of the DGCL, from and after the validation effective time (as defined in Section 204(h)(6) of the DGCL), each share or fraction of a share of putative stock issued or purportedly issued pursuant to the Specified Stock Issuances shall no longer be deemed void or voidable and shall be deemed to be an identical share or fraction of a share of outstanding stock as of the time it was purportedly issued.

State Filings

RESOLVED: That the officers of the Company be, and each of them acting singly hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to provide any notice necessary or desirable in connection with the Ratification and that such officers of the Company be, and each acting singly hereby is, authorized to prepare, execute and file or cause to be prepared, executed and filed, subject to the receipt of any approval of stockholders required by applicable law, all documents and information, if any, necessary or desirable to obtain to provide such notice, including the filing of (a) the Certificate of Correction, in substantially the form attached hereto as Exhibit A, with the DE Secretary of State, (b) the Certificate of Validation, in substantially the form attached hereto as Exhibit B, with the DE Secretary of State, (c) the Certificate of Dissolution/Withdrawal Profit Corporation, in substantially the form attached hereto as Exhibit D-1 with the NV Secretary of State, (d) the Certificate of Correction, in substantially the form attached hereto as Exhibit D-2 with the NV Secretary of State, and (e) any other certificate or document in substantially the form approved by any officer of the Company, with the DE Secretary of State, the NV Secretary of State, or any other applicable governmental authority, in each case, with any changes or modifications approved by any officer of the Company, such approval to be conclusively evidenced by the filing of such certificate or other document with the DE Secretary of State, the NV Secretary of State, or any other applicable governmental authority.

APPENDIX A - 3

Special Meeting Matters

RESOLVED: That the ratification of the Reverse Stock Split (and any component thereof requiring stockholder approval, including the Certificate of Validation) shall be submitted to the holders of valid stock (as defined in Section 204(h) of the DGCL) of the Company entitled to vote thereon for approval and adoption, and the Board recommends that such stockholders approve and adopt the Ratification.

RESOLVED FURTHER: That the officers of the Company be, and each hereby is, authorized, empowered and directed, for and on behalf of the Company, to submit the proposal to adopt the ratification of the Reverse Stock Split at a special meeting of the Company’s stockholders (as the same may be adjourned and/or postponed, the “Special Meeting”), which Special Meeting shall be held at the Company’s headquarters located at 3101 S. US-1, Ft. Pierce, Florida 34982, or at such other place determined by any officer of the Company in his or her sole discretion, and at the time determined by any officer of the Company in his or her sole discretion.

RESOLVED FURTHER: That Joseph C. Visconti be, and he hereby is, appointed to act as Chair of the Special Meeting (the “Chair”).

RESOLVED FURTHER: That Glenn Sonoda be, and he hereby is, appointed to act as Secretary of the Special Meeting.

RESOLVED FURTHER: That, at the Special Meeting, the holders of the Common Stock shall consider and vote upon (a) the ratification and approval of the 1-for-37 reverse stock split of the Common Stock, effective as of 12:01 a.m. Eastern Time on May 4, 2026, in the State of Delaware and the corresponding Certificate of Validation and amendment to the Company’s certificate of incorporation required to reflect the Reverse Stock Split in the Company’s Delaware corporate records (the “Ratification Proposal”), as the specific language of such Ratification Proposal shall be approved by any officer of the Company, (b) the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Ratification Proposal (the “Adjournment Proposal”), as the specific language of such Ratification Proposal shall be approved by any officer of the Company, and (c) such other business as may properly come before the Special Meeting.

RESOLVED FURTHER: That the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting shall be the close of business on August 10, 2026 (unless the Board subsequently fixes a different record date for such purposes).

RESOLVED FURTHER: That the officers of the Company be, and they hereby are, authorized and directed to take all steps necessary or desirable to cause to be prepared (a) a notice to stockholders of the Special Meeting in accordance with Section 204(d) of the DGCL, and containing all information required to be included pursuant to Section 204(d), to the stockholders entitled to vote thereon and to all other holders entitled to notice thereunder, (b) the proxy statement, in substantially the form attached hereto as Exhibit E (the “Proxy Statement”), with any changes thereto approved by any officer of the Company, such approval to be conclusively evidenced by such officer’s approval of the filing of such Proxy Statement, and (c) a form of proxy for use at the Special Meeting.

RESOLVED FURTHER: That the officers of the Company be, and they hereby are, authorized and directed to cause copies of the Proxy Statement and form of proxy to be filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Regulation 14A, under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as required, to be filed with The Nasdaq Stock Market LLC (“Nasdaq”), and to mail or cause to be mailed the Proxy Statement to the Company’s stockholders of record as of the record date for the Special Meeting.

RESOLVED FURTHER: That the officers of the Company be, and they hereby are, authorized and empowered to solicit proxies from stockholders of the Company for use at the Special Meeting with respect to such matters as the Chair, in the Chair’s discretion, may determine are necessary or appropriate to come before the Special Meeting, including, but not limited to, (a) the Ratification Proposal and (b) the Adjournment Proposal.

APPENDIX A - 4

RESOLVED FURTHER: That Joseph Visconti and Michael Dickerson be, and each of them hereby is, designated as attorneys and proxies, with full power of substitution and revocation, to act at the Special Meeting with respect to proxies solicited as aforesaid from holders of the Common Stock.

RESOLVED FURTHER: That Equiniti, the Company’s transfer agent, Broadridge, or any other firm or person selected by any officer of the Company in his or her sole discretion be, and it hereby is, appointed to serve as the inspector of election at the Special Meeting.

RESOLVED FURTHER: That the officers of the Company are hereby authorized and directed to (a) engage with one or more firms to act as proxy solicitor for the Special Meeting and (b) enter into one or more agreements with such proxy solicitors on terms and subject to conditions as may be approved by any officer of the Company, such approval to be conclusively evidenced by such officer’s signature to any such agreements.

RESOLVED FURTHER: That each of the officers of the Company is hereby authorized to perform all such acts and to execute and deliver all such related agreements, documents and instruments, in the name and on behalf of the Company, as such officers shall deem necessary, appropriate or advisable to effectuate the intent and purposes of the foregoing resolutions, such determination shall be conclusively evidenced by the performance of each such act and the execution and delivery of each such agreement, document and instrument; and all actions previously taken by any officer of the Company in connection with the foregoing resolutions are hereby adopted, authorized, ratified, approved and confirmed in all respects as the acts and deeds of the Company.

RESOLVED FURTHER: That the Board hereby recommends that the Company stockholders entitled to vote thereon approve the Ratification Proposal.

RESOLVED FURTHER: That the Board hereby recommends that the stockholders entitled to vote thereon approve the Adjournment Proposal.

**************

APPENDIX A - 5

Exhibit B

CERTIFICATE OF VALIDATION

OF

CERTIFICATE OF AMENDMENT

OF

TWIN VEE POWERCATS CO.

Pursuant to Section 204 of the

General Corporation Law of the State of Delaware

Twin Vee Powercats Co., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies as follows:

1.       The Corporation has ratified one or more defective corporate acts that would have required the filing of a certificate under Section 103 of the General Corporation Law of the State of Delaware (the “General Corporation Law”).

2.       Each such defective corporate act has been ratified in accordance with Section 204 of the General Corporation Law.

3.       No certificate was previously filed under Section 103 of the DGCL in respect of such defective corporate act. A certificate containing all of the information required to be included under Section 242 of the DGCL to give effect to each such defective corporate act is attached hereto as EXHIBIT A. Such certificate shall be deemed to have become effective as of May 4, 2026 at 12:01 a.m., Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Validation to be executed by a duly authorized officer this [●] day of [●], 2026.

TWIN VEE POWERCATS CO.

By:
Name:
Title:

APPENDIX A - 6

EXHIBIT A

[Certificate of Amendment]

Certificate of Amendment

of

Certificate of Incorporation

of

TWIN VEE POWERCATS CO.

Twin Vee Powercats Co., a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by removing Section D of Article FOURTH in its entirety and inserting the following in lieu thereof:

“D. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each 37 shares of Common Stock issued and outstanding or held by the corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the corporation or any holder of Old Common Stock, be reclassified into one fully paid and nonassessable share of common stock (the “New Common Stock”) (such reclassification, the “Reverse Stock Split”). From and after the Effective Time, certificates representing any shares of Old Common Stock shall represent the number of whole shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. No fractional shares of common stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, the Corporation shall pay to the holders of a fraction of a share of New Common Stock an amount in cash equal to the fair value of fractions of a share as of the Effective Time.”

APPENDIX A - 7

Appendix B

CHARTER AMENDMENT

Certificate of Amendment
of
Certificate of Incorporation
of
TWIN VEE POWERCATS CO.

Twin Vee Powercats Co., a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the text of Paragraph 1. in its entirety and inserting the following in lieu thereof:

“1.	The name of this corporation is Twin Vee Bahama Co. (the “Corporation”).”

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Amendment on this ____ day of __________, 2026.

TWIN VEE POWERCATS CO.

By:
Name:
Title:

APPENDIX B - 1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VEEE2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02861-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TWIN VEE POWERCATS CO.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: If no other indication is made on the reverse side of this form, the proxies will vote (and any voting instructions to record holders will be given) for the Ratification Proposal, the Name Change Proposal, and the Adjournment Proposal and in their discretion upon such other business as properly comes before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

T02862-TBD

TWIN VEE POWERCATS CO.
SPECIAL MEETING OF STOCKHOLDERS
TUESDAY, SEPTEMBER 8, 2026 AT 10:00 A.M. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Joseph C. Visconti and Michael P. Dickerson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Twin Vee PowerCats Co. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Eastern Time, on Tuesday, September 8, 2026, virtually at www.virtualshareholdermeeting.com/VEEE2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed, or, if no direction is indicated, will be voted FOR the Ratification Proposal, FOR the Name Change Proposal, and FOR the Adjournment Proposal. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. This proxy may be revoked at any time before it is voted.

PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Continued, and must be signed and dated on the other side